Exhibit 99.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81423-S86329	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.		For	Against	Abstain

1.	To approve the issuance of shares of common stock of Fidelity National Information Services, Inc., which we refer to as FIS, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated March 17, 2019, as it may be amended from time to time, by and among FIS, Wrangler Merger Sub, Inc., a wholly-owned subsidiary of FIS, and Worldpay, Inc., which proposal we refer to as the FIS share issuance proposal.	☐	☐	☐

2.	To approve an amendment to the articles of incorporation of FIS to increase the number of authorized shares of common stock of FIS from 600,000,000 to 750,000,000, effective only immediately prior to consummation of the merger, which proposal we refer to as the FIS articles amendment proposal.	☐	☐	☐

3.	To adjourn the FIS special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the FIS share issuance proposal or the FIS articles amendment proposal have not been obtained by FIS, which proposal we refer to as the FIS adjournment proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E81424-S86329

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 24, 2019

The undersigned hereby appoints Gary A. Norcross, Marc M. Mayo and Charles H. Keller and each of them, as Proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of June 3, 2019 at the Special Meeting of Shareholders to be held at 12:00 p.m., Eastern Time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on July 24, 2019, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Continued and to be signed on reverse side